Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of Platinum Studios, Inc.on Form SB-2, of our audit report dated July 13, 2007, which includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to our Firm under the captions “Experts” in the Prospectus.

/s/ HJ Associates & Consultants, LLP

HJ Associates & Consultants, LLP
Salt Lake City, Utah
January 4, 2008